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                                                                     Exhibit 5.1

                       [Hogan & Hartson L.L.P. Letterhead]

                                  June 17, 2003

Board of Directors
NVR, Inc.
7601 Lewinsville Road, Suite 300
McLean, Virginia 22102

Ladies and Gentlemen:

         We are acting as counsel to NVR, Inc., a Virginia corporation (the "Company"), in connection with the Company's registration statement on Form S-3, as amended (SEC File No. 333-44515) (the "Registration Statement"), relating to the public offering of $200,000,000 aggregate principal amount of the Company's 5% senior notes due 2010 (the "Notes"), as described in a Prospectus dated April 6, 1998 (the "Prospectus") and a Prospectus Supplement dated June 12, 2003 (the "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents:

          1.   Executed copy of the Registration Statement.

          2.   The Prospectus and the Prospectus Supplement.

          3.   Form of the global note evidencing the Notes.

          4. The Restated Articles of Incorporation of the Company, as certified by the State Corporation Commission of the Commonwealth of Virginia on June 13, 2003, and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

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Board of Directors
NVR, Inc.
June 17, 2003

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          5.   The Bylaws of the Company, as certified by the Secretary of the
               Company on the date hereof as being complete, accurate and in effect.

          6. Certain resolutions of the Board of Directors of the Company adopted at a meeting held on June 11, 2003, authorizing, among other things, the offer, issuance and sale of the Notes and arrangements in connection therewith, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          7. Executed copy of the Underwriting Agreement dated June 12, 2003, by and among the Company and Credit Suisse First Boston LLC, as representative of the several underwriters named therein (the "Underwriting Agreement").

          8. Executed copy of the Indenture, dated as of April 14, 1998, by and between the Company and U.S. Bank Trust National Association, as successor to The Bank of New York, as trustee (the "Trustee"), as amended and supplemented by the First Supplemental Indenture, dated as of April 14, 1998, the Second Supplemental Indenture, dated as of February 27, 2001, the Third Supplemental Indenture, dated as of March 14, 2002, and the Fourth Supplemental Indenture, dated as of date hereof (collectively, the "Indenture"), between the Company and the Trustee.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

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Board of Directors
NVR, Inc.
June 17, 2003

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         To the extent that the obligations of the Company with respect to the
Notes may be dependent upon such matters, we have assumed that (i) the Trustee has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Indenture and has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Indenture against the Company, (ii) the Trustee has duly authorized, executed and delivered the Indenture, (iii) the Trustee is validly existing and in good standing in all necessary jurisdictions, (iv) the Indenture constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, (v) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence, in connection with the negotiation, execution and delivery of the Indenture and the conduct of all parties to the Indenture has complied with any requirements of good faith, fair dealing and conscionability, (vi) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Indenture and (vii) no defenses to enforcement of the Indenture have arisen as a result of the parties' performance or non-performance thereof or any other circumstances arising since the execution and delivery thereof. We have also assumed the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter unless a reported decision of a federal court or a court in the applicable jurisdiction has established its unconstitutionality or invalidity.

         This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) New York contract law (but not including any laws, statutes, ordinances, administrative decisions, rules, or regulations of any political subdivision of the State of New York), and (ii) the Virginia Stock Corporation Act, and we express no opinion as to any other laws, statutes, ordinances, rules or regulations (such as federal or state securities or "blue sky" laws). As used herein, the term "Virginia Stock Corporation Act" includes the applicable statutory provisions contained therein, all applicable provisions of the Virginia Constitution, and reported judicial decisions interpreting these laws.

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Board of Directors
NVR, Inc.
June 17, 2003

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         Based upon, subject to and limited by the foregoing, we are of the opinion that, assuming due authentication of the Notes by the Trustee and the due execution and delivery of the Notes on behalf of the Company against payment of the consideration for the Notes specified in the Underwriting Agreement, the Notes constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Notes are considered in a proceeding at law or in equity).

         The opinion expressed above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth above, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared for your use in connection with the filing by the Company of a Current Report on Form 8-K, which Current Report on Form 8-K will be incorporated by reference into the Registration Statement.

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Board of Directors
NVR, Inc.
June 17, 2003

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         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Current Report on Form 8-K and to the reference to this firm under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                       Very truly yours,

                                                       HOGAN & HARTSON L.L.P.